RETENTION AGREEMENTS SUBSTANTIALLY IN THE FORM OF THIS
EXHIBIT FOR EXECUTIVES                                             EXHIBIT 10(o)

                               RETENTION AGREEMENT

This Agreement between ____________________ ("you") and 21st Century Insurance Group and its subsidiary, 21st Century Insurance Company (hereinafter collectively referred to as the "Company") has been entered into as of April 1, 2003. This Agreement promises you severance benefits if you are terminated without Cause or resign for Good Reason during the Term of this Agreement. Capitalized terms are defined in the last section of this Agreement.

1.   PURPOSE

The Company considers a sound and vital management team to be essential. Management personnel who become concerned about the possibility that the Company may undergo substantial or adverse changes may terminate employment or become distracted. Accordingly, the Board has determined that appropriate steps should be taken to minimize the distraction or concerns executives may suffer from the possibility of such events or business conditions. One step is to enter into this Agreement with you.

2.   EVENTS THAT TRIGGER SEVERANCE BENEFITS

     (a)     Termination

You will receive Severance Benefits under this Agreement if, during the Term of this Agreement, your employment is terminated by the Company without Cause or you resign for Good Reason.

Your Severance Benefits under this Agreement will continue to apply if you are transferred to an affiliate of the Company and you are terminated by such affiliate without Cause or you resign from such affiliate for Good Reason.

     (b)     Successor  Fails  to  Assume  This  Agreement
You also will receive Severance Benefits under this Agreement if, during the Term of this Agreement, a successor to the Company or affiliate to which you are transferred fails to assume this Agreement.

3.   EVENTS THAT DO NOT TRIGGER SEVERANCE BENEFITS

You will not be entitled to Severance Benefits if your employment ends because you are terminated for Cause or on account of Disability or because you resign without Good Reason, retire, or die. Except as provided in Section 2(b), you will not be entitled to Severance Benefits while you remain protected by this Agreement and remain employed by the Company, its affiliates, or their successors.

4.   TERMINATION PROCEDURES

If you are terminated by the Company during the Term of this Agreement, you will receive advance written notice of your termination ("Termination Notice"). This Termination Notice will be given to you at least 30 days in advance, unless you are being terminated for Cause. The Termination Notice will indicate why you are being terminated and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for your termination. If you are being terminated for Cause, your Termination Notice will include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (at a meeting of the Board called and held for the purpose of considering your termination and after reasonable notice to you and an opportunity for you and your counsel to be heard before the Board) finding that Cause for your termination exists and specifying the basis for that opinion in detail. If you are purportedly terminated without the Termination Notice required by this Section, your termination shall not be effective.

5.   SEVERANCE BENEFITS

     (a)     In  General

If you become entitled to Severance Benefits under this Agreement, you will receive all of the Severance Benefits described in this Section. Severance Benefits payable to you following your termination of employment will be paid only if you deliver to the Company (substantially in the form attached as Exhibit A and by the deadline it prescribes) your executed general and special release (The "Release") of all claims you may have against the Company, its affiliates and directors, officers, employees and others specified in the Release, relating to your termination of employment, other than claims for failure to fulfill obligations created by the Agreement, indemnification and defense cost adjustment rights, pension plan and supplemental executive retirement plans, 401(k) plans and supplemental 401(k) plans, stock option and restricted stock plans, or under any other employee benefit or vacation programs of the Company to which you are entitled.

     (b)     Lump-Sum  Payment  in  Lieu  of  Future  Compensation

In lieu of any further cash compensation for periods after your employment ends, you will be paid a cash lump sum equal to 2.5 times your annual base salary in effect immediately before any Notice of Termination or Good Reason event for which you terminate employment.

     (c) Vesting of Stock Options and Waiver of 90 Day Post-Termination Expiration Provision

If you become entitled to Severance Benefits under this Agreement, the Company agrees that any unvested stock option grants outstanding shall become immediately vested on the date your employment ends and that the Company shall waive any requirement that vested options be exercised within 90 days of termination of employment and allow such options to be exercisable for their full remaining term, subject to a maximum of five years from the date of termination of your employment.

     (d)     Group  Insurance  Benefit  Continuation

During the period that begins when you become entitled to Severance Benefits under this Agreement and ends on the last day of the 30th calendar month beginning thereafter, the Company shall provide, at no cost to you or your spouse or dependents, the life, disability, accident, and health insurance benefits (or substantially similar benefits) it was providing to you and your spouse and dependents immediately before you became entitled to Severance Benefits under this Agreement (or immediately before a benefit reduction that constitutes Good Reason, if you terminate employment for that Good Reason). These benefits shall be treated as satisfying the Company's COBRA obligations. After the benefit continuation under this subsection ends, you and your spouse and dependents will be entitled to any remaining COBRA rights. This benefit will terminate at such time as you become eligible for substantially similar benefits as a result of subsequent employment.

6.   GOLDEN PARACHUTE LIMITATION

Your aggregate payments and benefits under this Agreement and all other contracts, arrangements, or programs shall not exceed the maximum amount that may be paid without triggering golden parachute penalties under Section 280G and related provisions of the Internal Revenue Code, as determined in good faith by the Company's independent auditors. If your benefits must be cut back to avoid triggering such penalties, your benefits will be cut back in the priority order you designate or, if you fail to designate an order within a reasonable time specified by the Company, in the priority order designated by the Company. You and the Company agree to cooperate with each other reasonably in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties on payments or benefits you receive.

7.   TIME FOR PAYMENT

You will be paid your cash Severance Benefits within 5 days after you become entitled to Severance Benefits under this Agreement (e.g., within 5 days following your termination of employment) or, if later, the date specified in the Separation Agreement and General and Special Release of Claims Agreement executed in connection with this Agreement.

8.   PAYMENT EXPLANATION

When payments are made to you, the Company will provide you with a written statement explaining how your payments were calculated and the basis for the calculations. This statement will include any opinions or other advice the Company has received from auditors or consultants as to the calculation of your benefits.

9.   RELATION TO OTHER SEVERANCE PROGRAMS

Your Severance Benefits under this Agreement are in lieu of and supercede any severance or similar benefits that may be payable to you under any other employment agreement or other arrangement, other than any benefits payable under the Executive Severance Plan as it exists on the date hereof (the "Executive Severance Plan") and the Supplemental Executive Retirement Plan which may be payable following a change in control of the Company. In the event you are terminated or resign after a change in control under circumstances which entitle you to benefits under the Executive Severance Plan, you shall be entitled to receive the benefits payable under the Executive Severance Plan (subject to all the terms and limitations thereof) and you shall not be entitled to any Severance Benefits under this Agreement if you in fact receive the severance benefits to which you are entitled under the Executive Severance Plan. Nothing in this Agreement shall be deemed to affect your entitlement to benefits payable under the Supplemental Executive Retirement Plan. Subject to the foregoing, this Agreement constitutes the entire agreement between you and the Company and its affiliates with respect to severance benefits.

10.  AMENDMENTS

This Agreement may be modified only by a written agreement executed by you and the chief executive officer or general counsel of the Company that is approved by the Board of Directors of the Company.

11.  GOVERNING LAW

This Agreement creates a "top hat" employee benefit plan subject to the Employee Retirement Income Security Act of 1974, and it shall be interpreted, administered, and enforced in accordance with that law; the Company is the "plan administrator." To the extent that state law is applicable, the statutes and common law of the State of California, excluding any that mandate the use of another jurisdiction's laws, shall apply.

12.  CLAIMS

     (a)     When  Required;  Attorneys'  Fees

You do not need to present a formal claim to receive benefits payable under this Agreement. However, if you believe that your rights under this Agreement are being violated, you must file a formal claim with the Company (for the purposes of this Section 12, 21st Century Insurance Group) in accordance with the procedures set forth in this Section. If the claim cannot be resolved under these administrative procedures, the Company will pay your reasonable attorneys' fees and related costs in enforcing your rights under this Agreement if you ultimately prevail.

     (b)     Initial  Claim

Your claim must be presented to the Company in writing. Within 90 days after receiving the claim, a claims official appointed by the Company will consider your claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving you written notice. With your consent, the initial claim determination period can be extended further. If you can establish that the claims official failed to respond to your claim in a timely manner, you may treat the claim as having been denied by the claims official.

     (c)     Claim  Decision

If your claim is granted, the benefits or relief you are seeking will be provided. If your claim is wholly or partially denied, the claims official shall, within 90 days (or a longer period, as described above), provide you with written notice of the denial, setting forth, in a manner calculated to be understood by you: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for you to perfect your claim, together with an explanation of why the material or information is necessary; and (iv) an explanation of the procedures for appealing denied claims. If you establish that the claims official has failed to respond to your claim in a timely manner, you may treat the claim as having been denied by the claims official.

     (d)     Appeal  of  Denied  Claims

You may appeal the claims official's denial of your claim in writing to an appeals official designated by the Company (which may be a person, committee, or other entity) for a full and fair appeal. In connection with the appeals proceeding, you (or your duly authorized representative) may review pertinent documents and may submit issues and comments in writing.

     (e)     Appeal  Decision

The decision by the appeals official will be made within 60 days after your appeal request, unless special circumstances require an extension of time, in which case the decision will be rendered as soon as possible, but not later than 120 days after your appeal request, unless you agree to a greater extension of that deadline. The appeal decision will be in writing, set forth in a manner calculated to be understood by you; it will include specific reasons for the decision, as well as specific references to the pertinent provisions of this Agreement on which the decision is based.

If you do not receive the appeal decision by the date it is due, you may deem your appeal to have been denied.

     (f)     Procedures

The Company will adopt procedures by which initial claims and appeals will be considered and resolved; different procedures may be established for different claims. All procedures will be designed to afford you full and fair consideration of your claim. Notwithstanding anything in this Section 12 to the contrary, claims and appeals shall be resolved through procedures that comply with applicable Department of Labor regulations as then in effect.

13.  LIMITATION ON EMPLOYEE RIGHTS

This Agreement does not give you the right to be retained in the service of the Company.

14.  VALIDITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

15.  COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

16.  GIVING NOTICE

     (a)     To  the  Company

All communications from you to the Company relating to this Agreement must be sent to the Company in writing, addressed as follows (or in any other manner the Company notifies you to use):

     If  Mailed     21st  Century  Insurance  Group
                    Attention:  Bruce  W.  Marlow,  President  and  CEO
                    6301  Owensmouth  Ave.
                    Woodland  Hills  CA  91367

     If  Faxed      21st  Century  Insurance  Group
                    Attention:  Bruce  W.  Marlow,  President  and  CEO
                    Fax:  818  715-6223
                    Tel.:  818  704-3393

     (b)     To  You

All communications from the Company to you relating to this Agreement must be sent to you in writing, addressed as indicated at the end of this Agreement.

17.  DEFINITIONS

     (a)     Agreement

"Agreement"  means  this  contract,  as  amended.

     (b)     Board

"Board"  means  the  Board  of  Directors  of  the 21st Century Insurance Group.

     (c)     Cause

"Cause"  means  any  of  the  following:

     (1) Willful Failure to Perform Duties. You continue willfully to fail to perform your duties for the Company after a written demand for performance has been delivered to you by the Board that specifically identifies how you have failed to perform. Your conduct will not be considered "willful" if a reasonable person would believe that you were acting in the best interests of the Company or if your failure to perform was caused by your physical or mental illness. You may not be terminated for Cause under this paragraph after you have properly notified the Company that you are resigning for Good Reason.

     (2) Willful Adverse Conduct. You willfully engage in conduct that is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise. Your conduct will not be considered "willful" if you believed in good faith that you were acting in the best interests of the Company and such belief was reasonable.

(3)     Disability.


     (d)     Company

"Company" means 21st Century Insurance Group and 21st Century Insurance Company and any successor to the business or assets of either that (by operation of law, or otherwise) assumes and agrees to perform this Agreement. The liability of the each such Company hereunder shall be joint and several.

     (e)     Disability

"Disability" means that, due to physical or mental disability: (i) you have been absent from the full-time performance of your duties with the Company for substantially all of a period of 6 consecutive months; (ii) the Company has notified you that it intends to terminate your employment because of your inability to perform your job duties on account of Disability; and (iii) you do not resume the full-time performance of your duties within 30 days after receiving notice of your intended termination on account of your inability to perform your job duties on account of Disability.

     (f)     Good  Reason

"Good Reason" means the occurrence of any of the following without your express written consent:

     (1) Breach of Promise. The Company has committed a material breach of its obligations under this Agreement.

     (2) Improper Termination. You are purportedly terminated, other than pursuant to a Termination Notice satisfying the requirements of
          Section  4.

     (3) Constructive Termination. You are constructively terminated by the Company, as reasonably determined by you in good faith, by reason of Company, Board or controlling shareholder actions that (i) reduce your base compensation or benefits by more than 5% in any 12 month period, or (ii) materially reduce your benefits under incentive plans without regard to either your performance or the

          Company's performance, or (iii) demote you or materially change the nature or location of your position, or (iv) materially interfere, in a manner inconsistent with the Company standards and rules of corporate governance, with your fulfillment of the responsibilities of your office and employment.

However, an event that is or would constitute Good Reason shall cease to be Good Reason if: (a) you do not terminate employment within 45 days after the event occurs; or (b) you were a primary instigator of the Good Reason event and the circumstances make it inappropriate for you to receive benefits under this Agreement (e.g., you agree temporarily to relinquish your position on the occurrence of a merger transaction you negotiate). If you have Good Reason to terminate employment, you may do so even if you are on a leave of absence due to physical or mental illness or any other reason.

     (g)     Severance  Benefits

"Severance  Benefits"  means  your  benefits  under Section 5 of this Agreement.

     (h)     Term  of  this  Agreement

"Term of this Agreement" means the period that commences on the date of this Agreement and ends on a date specified by the Board for expiration of this Agreement (at least 24 months' advance written notice of this date must be given to you before it is effective); provided, however, that in no event shall the Term of this Agreement be less than three years.


                                       21st  Century  Insurance  Group



Date     _________________________     _________________________________________
                                       Bruce  W.  Marlow
                                       President  and  CEO



                                       21st  Century  Insurance  Group



Date     _________________________     _________________________________________
                                       _________________________
                                       _________________________

Company notices to you shall be addressed as follows (or in any other manner you notify the Company to use):

     If  Mailed

                                    EXHIBIT A
                                    ---------

                              SEPARATION AGREEMENT
                                       AND
                      GENERAL AND SPECIAL RELEASE OF CLAIMS

     This Separation Agreement and General and Special Release of Claims is entered into by ____________________ ("Employee") and 21st Century Insurance Group and Subsidiaries (hereinafter collectively referred to as the "Company"). It is entered into to resolve amicably all matters between Employee and the Company concerning Employee's employment and the cessation of that employment.

     1.     Separation Benefits.  Notwithstanding this Agreement, Employee shall
            -------------------
receive payment of all accrued and unpaid salary and vacation through Employee's last day of employment, subject to required and authorized deductions. In exchange for Employee's decision to enter into this Agreement as well as the Severance Agreement, the Company agrees to pay Employee the severance payments set forth in the Severance Agreement. The payments shall be made payable to Employee after expiration of the revocation period set forth in paragraph 7, provided that Employee has not exercised Employee's right of revocation.

     2.     Release.  Employee  (on  behalf  of  Employee and Employee's agents,
            -------
heirs, successors, assigns, spouses, executors and/or administrators) does hereby and forever release and discharge the Company as well as the successors, predecessors, partnerships, partners, joint venturers, affiliated entities, parents, subsidiaries, officers, directors, shareholders, accountants, insurers, advisors, employees, attorneys, heirs, assigns, agents, spouses, executors and/or administrators and representatives of the Company, past or present, from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court, which Employee has or may have against any released person or entity, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date the Agreement is signed by Employee, including, without limitation, all claims attributable to the employment of Employee, all claims attributable to the cessation of that employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, breach of contract, breach of implied covenant, breach of oral or written promise, allegedly unpaid compensation, wrongful termination, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act, the WARN Act, the Equal Pay Act, the Fair Labor Standards Act, ERISA, the California Unruh Act, the California Fair Employment and Housing Act, the California Labor Code (excepting any workers' compensation claim) and wrongful termination claims, excepting only those obligations expressly recited to be performed hereunder. Employee acknowledges that Employee is not presently suffering from any work-related injury and that Employee has fully recovered from any and all prior work-related injuries.

     In light of the intention of Employee (for Employee, Employee's agents, heirs, successors, assigns, executors, spouses, and/or administrators) that this release extend to any and all claims of whatsoever kind or character, known or unknown, Employee expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal or state law or regulation). Section 1542 reads as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     3.     No  Admissions  or  Assignment.  Nothing  contained  herein shall be
            ------------------------------
construed as an admission of wrongdoing or liability by either the Employee or the Company. Employee shall make no assignment of any matter released by this Agreement and Employee represents that no such assignment has been made.

     4.     Company  Property  and  Confidential  Information.   All  memoranda,
            -------------------------------------------------
notes, records and other documents made or compiled by Employee or made available to Employee during Employee's employment concerning or related to the Company or any if its clients, whether in hard copy or electronic form, are Company property. Employee agrees to deliver all Company property to the Company upon request by the Company, and if not requested, upon or before the cessation of Employee's employment with the Company. Employee agrees that any and all non-public information about the Company or any of its clients constitutes Confidential Information. Employee agrees not to disclose to any person, directly or indirectly, (including without limitation present or former employees of the Company), any Confidential Information excepting only (i) Employee's spouse, if any, (ii) Employee's attorneys and accountants, only as necessary, and (iii) under compulsion of law or court process.

     5.       Covenant  Not  To  Sue.  Employee covenants and represents that he
              -----------------------
shall have no right whatsoever to file any lawsuit or institute any other legal proceeding of any type whatsoever against the Company based upon or arising out of or during Employee's employment with the Company based upon facts, acts or omissions occurring prior to the date of the signing of this Separation
Agreement  and  General  and  Special  Release  of  Claims.

     6.     Entire  Agreement/Modifications/Severability.  This  Agreement
            --------------------------------------------
constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof, including without limitation all matters pertaining to or arising out of the Employee's employment or employment termination, and supersedes all prior and contemporaneous oral, written and implied agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended or modified only by an agreement in writing. Should any provision of this Agreement become or be held to be legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall be construed to be enforceable or shall be construed as if the Agreement had never included the unenforceable provision. Any invalid or unenforceable provision of this Agreement shall be modified or reformed as permitted by law so that such provision is no longer invalid or unenforceable.

     7.     Waiting  Period and Right of Revocation.  EMPLOYEE ACKNOWLEDGES THAT
            ---------------------------------------
EMPLOYEE  IS  AWARE  THAT  AND  IS HEREBY ADVISED THAT EMPLOYEE

HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE DAYS FROM THE DATE OF DELIVERY OF THIS RELEASE FORM BEFORE SIGNING IT AND THAT IF EMPLOYEE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE DAYS, EMPLOYEE IS WAIVING THIS RIGHT FREELY AND VOLUNTARILY. EMPLOYEE ALSO ACKNOWLEDGES THAT EMPLOYEE IS AWARE OF AND IS HEREBY ADVISED OF EMPLOYEE'S RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT AND THAT IT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. TO REVOKE THIS AGREEMENT, EMPLOYEE MUST NOTIFY THE COMPANY, IN WRITING, WITHIN SEVEN DAYS OF SIGNING IT.

     8.     Attorney  Advice.  EMPLOYEE  ACKNOWLEDGES  THAT EMPLOYEE IS AWARE OF
            ----------------
EMPLOYEE'S RIGHT TO CONSULT AN ATTORNEY, THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY, AND THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT.

     9.     Understanding  of  Agreement.  Employee  states  that  Employee  is
            ----------------------------
physically and mentally competent to enter into this Agreement, that Employee has carefully read this Agreement, that Employee has had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, that Employee fully understands its effect, that the only promises made to Employee to sign this Agreement are those stated above, and that Employee is signing this Agreement voluntarily and without any threat, duress, coercion or undue influence.

Dated:     _______________,  2003     By  ___________________________
                                               Employee




Dated:     _______________,  2003     21st Century Insurance Group and
           Subsidiaries




                                      By  ____________________________
                                          [name of Company official]
                                          [title]


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